EXHIBIT 32.1

Certification by the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Thomas Hodgson, the Chief Executive Officer of Magna Entertainment Corp. ("MEC"), certify pursuant to 18 U.S.C. Section 1350 that (i) the Annual Report on Form 10-K (the "Report") of MEC for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of MEC.

Date: March 14, 2005	/s/ THOMAS HODGSON Thomas Hodgson, Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Magna Entertainment Corp. and will be retained by Magna Entertainment Corp. and furnished to the Securities and Exchange Commission or its staff upon request.